Exhibit 10.2
Amendment No. 7 to the International Operating Agreement
Dated As of July 1, 2008 (the “Effective Date”)
Between
(1)	General Electric Capital Corporation (“GE Capital”), a Delaware corporation with a principal address at 44 Old Ridgebury Road, Danbury, Connecticut 06810; and

(2)	NACCO Materials Handling Group, Inc. (“NMHG”), a Delaware corporation with a principal address at 650 N.E. Holladay Street, Suite 1600, Portland, Oregon 97232
BACKGROUND
GE Capital and NMHG are parties to that certain International Operating Agreement dated as of April 15, 1998, as previously amended and as may be further amended, supplemented or otherwise modified from time to time (the “IOA”). Capitalized terms used herein without definition shall have the meanings assigned thereto in the IOA. GE Capital and NMHG have agreed that in order to most effectively promote the development of international financing programs involving their respective Affiliates, it is advisable for such Affiliates to enter into Regional Agreements and or Master Regional Operating Agreements for countries in which such financing activities will be conducted. GE Capital and NMHG have further agreed to amend and clarify the IOA to better define the activities conducted by the various Working Committees internationally and how such activities are reported in each country’s or region’s respective Annual Operating Plan as such activities relate to the business of the various Master Regional Operating Agreements and Regional or Country Agreements, and to otherwise supplement the IOA.
NOW THEREFORE, in consideration of the above premises and of the representations, warranties and agreements contained herein, the parties, intending to be legally bound, agree to amend, clarify and supplement the IOA as follows:
1.	Base Term Extension: For the avoidance of doubt, the parties agree that the Base Term (as that term is defined in Sec. 6.8(a) of the IOA) of each of the various Country Agreements, Regional Agreements and Master Regional Operating Agreements shall be extended to December 31, 2013 and, except as may otherwise be expressly modified or otherwise agreed in writing by the parties, all other terms and conditions of the Country Agreements, Regional Agreements and/or Master Regional Operating Agreements shall remain unmodified and in full force and effect; and
2. Working Committee Annual Operating Plans: GE Capital and NMHG hereby agree that, except as set forth below, the following items shall be reviewed and considered (at least annually) by each regional and or country Working Committee and that a brief description regarding the status and year to date progress made with respect to each item shall be set forth in the regional and/or country specific Annual Operating Plan, copies of which shall be provided to the International Executive Committee shortly following adoption by each respective country or region. The parties agree that each country or regional Annual Operating Plan, where relevant, shall contain reports on such items as:
(i)	Discounts for NMHG subsidies;

(ii)	Introduction to Revised Fixed Residual Discount Percentage Tables;

(iii)	Win/Loss Analysis of Deals;

(iv)	Implementation of Syndication Strategy;

(v)	GE Resource Commitments;

(vi)	Proactive Dealer Engagements;

(vii)	Major Accounts;

(viii)	Extranet Implementation;

(ix)	Volume Based Retrospective Rebates;

(x)	NMHG Recourse Support Reduction Initiatives;

(xi)	NMHG Program Commitments and on-going support;

(xii)	Target Metrics; including:
(a)	Credit approval targets;

(b)	Decision time targets;

(c)	Payment time targets;

(d)	Lease penetration targets;

(e)	Residual value realization.
The parties hereto hereby acknowledge and agree that not all of the items set forth above will be relevant to a particular region or country and, in such case, any such item or items shall not be considered and/or included in the applicable Annual Operating Plan.

3.	Effect of Amendment: All terms and conditions of the IOA not expressly modified hereby shall remain in full force and effect and are herby ratified by the parties.
IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Amendment as of the Effective Date first set forth herein.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Raymond Scott Barber

Name:	Raymond Scott Barber
Title:	General Manager

NACCO MATERIALS HANDLING GROUP, INC.

By:	/s/ Jeffery C. Mattern

Name:	Jeffery C. Mattern
Title:	Treasurer